                         FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of October __, 1997, between Polymer Group, Inc., a Delaware corporation (the "Company"), Harris Trust and Savings Bank, an Illinois banking corporation, as Trustee (the "Trustee") and Loretex Corporation, a New York Corporation ("Loretex").

                             W I T N E S S E T H :

     WHEREAS, the Company, the Trustee and the Guarantors (as defined therein) are parties to that certain Indenture, dated as of July 1, 1997 (the "Indenture"), relating to the 9% Senior Subordinated Notes due 2007 of the Company;

     WHEREAS, pursuant to the Stock Purchase Agreement, dated as of September 19, 1997, PGI Polymer, Inc., a wholly owned subsidiary of the Company, agreed to acquire the capital stock of Loretex;

     WHEREAS, the Company, the Trustee and Loretex desire, pursuant to Section
4.19 of the Indenture, to execute this Supplemental Indenture to add Loretex as a Guarantor of the Indenture; and

     WHEREAS, the Company,and Loretex have duly authorized the execution and delivery of this Supplemental Indenture in order for Loretex to assume all the obligations of a Guarantor under the Securities and the Indenture.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree for the equal and proportionate benefit of all Holders of the Securities as follows:

     SECTION 1. All capitalized terms used herein without definition herein shall have the meanings ascribed thereto in the Indenture.

     SECTION 2. Loretex hereby assumes all of the obligations of a Guarantor under the Securities and the Indenture. Loretex may exercise every right and power of a Guarantor under the Indenture with the same effect as if it had been named as a Guarantor therein.

     SECTION 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the state of New York applicable to contracts to be performed entirely in that State.

     SECTION 4. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 5. In case any provision in this Supplemental Indenture shall be invalid,
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illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 6. Except as expressly supplemented hereby, each provision of the Indenture shall remain in full force and effect and, as supplemented hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the Company and the Trustee.

                           *     *     *     *     *

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.


                                          POLYMER GROUP, INC.
                                          By:  James G. Boyd
                                             ------------------------------
                                          Title:  Ex VP, Treasurer and CFO
Attest:  Charlotte Crosby
       ----------------------------
        Title:  Assistant Secretary
                                          LORETEX CORPORATION
                                          as Guarantor
                                          By:  James G. Boyd
                                             ------------------------------
                                          Title:  Ex VP, Treasurer and CFO
Attest:  Charlotte Crosby
       ----------------------------
        Title:  Assistant Secretary
                                          HARRIS TRUST AND SAVINGS BANK,
                                          as Trustee
                                          By:  J. Bartolini
                                             ------------------------------
                                          Title:  Vice President
Attest:  C. Potte
       ----------------------------
        Title:  Assistant Secretary


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